Exhibit 99.1

Contact: Tyra Tutor Senior Vice President - Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Second Quarter 2009 Results

JACKSONVILLE, Fla. (July 29, 2009) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the second quarter and six months ended June 30, 2009. Second quarter revenue of $418 million and diluted net income per common share of $0.03 were at the high end of the range of guidance previously provided by management.

Revenue decreased 29% versus last year’s second quarter. Excluding the impact of acquisitions and changes in foreign currency exchange rates, revenue was down 23% versus the second quarter of 2008. On a sequential basis, revenue declined 3% versus the first quarter of 2009. Excluding the impact of changes in foreign currency exchange rates, revenue decreased 5% sequentially versus the first quarter of 2009.

Revenue from the North American business units was down 23% in the second quarter versus the prior year’s second quarter. On a sequential basis, revenue from the North American business units declined 5%; however, the Company’s accounting and legal staffing businesses experienced revenue increases versus the first quarter of 2009 due to solid execution amid a relatively weak demand environment.

Revenue from the International business units, composed primarily of operations in the United Kingdom and Continental Europe, declined 38% versus the second quarter of 2008. Excluding the impact of an acquisition and changes in foreign currency exchange rates, revenue from the International business units was down 21%. On a sequential basis, revenue increased compared with the first quarter due to the beneficial effect of changes in foreign currency exchange rates.

Second quarter gross margin of 27.2% was adversely affected by fewer permanent placement fees, which represented 3.3% of total revenue in the second quarter of 2009 versus 6.2% of total revenue in the prior year’s second quarter. On a sequential basis, permanent placement revenue as a percentage of total revenue stabilized as the decline in permanent placement revenue moderated in comparison to recent quarters.

During the second quarter of 2009, the Company generated operating cash flow of $16 million. As of June 30, 2009, the Company had a cash balance of $124 million and no borrowings on its credit facility.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax
www.mpsgroup.com

MPS Group Announces Second Quarter 2009 Results

July 29, 2009

Timothy Payne, MPS Group Chief Executive Officer, stated, “The hiring environment remains very challenging; however, it is encouraging that the pace of decline in revenue has slowed. Anecdotal evidence, such as job orders, numbers of layoffs at our clients, and client commentary, points to some degree of stabilization.”

“Our balance sheet remains strong with $124 million in cash and no borrowings on our credit facility,” added Robert Crouch, MPS Group Chief Financial Officer. “Within this current environment, we estimate that third quarter revenue and diluted net income per common share will be in the range of $380 million to $410 million and $0.00 to $0.03, respectively. We caution investors that our ability to estimate future results is affected by uncertain economic conditions.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 312-0673 (confirmation number 6459357).

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 6:00 p.m. on August 5, 2009. To access the telephonic replay, please dial (719) 457-0820 and enter 6459357 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

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MPS Group Announces Second Quarter 2009 Results

July 29, 2009

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of our temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “probably,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2008 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Announces Second Quarter 2009 Results

July 29, 2009

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating Highlights:	2009	2008	2009	2008
Revenue:
North American Professional Services	$141,917	$185,590	$293,636	$365,268
International Professional Services	101,930	153,530	201,731	301,350
North American Information Technology Services	124,243	158,218	251,550	317,089
International Information Technology Services	49,845	92,152	100,369	173,564

Total revenue	417,935	589,490	847,286	1,157,271

Gross profit:
North American Professional Services	40,893	58,163	83,243	112,916
International Professional Services	23,594	47,945	47,467	93,449
North American Information Technology Services	39,256	49,210	78,936	97,728
International Information Technology Services	9,828	15,816	19,551	29,311

Total gross profit	113,571	171,134	229,197	333,404

Operating income:
North American Professional Services	7,131	17,861	14,443	34,541
International Professional Services	2,132	9,350	3,818	18,626
North American Information Technology Services	4,662	12,134	8,050	22,959
International Information Technology Services	1,567	3,285	2,734	5,870

Operating income before unallocated corporate expenses	15,492	42,630	29,045	81,996
Unallocated corporate expenses	8,715	7,809	16,167	15,208

Total operating income	6,777	34,821	12,878	66,788
Other income (expense), net	135	(813)	(972)	(1,544)

Income before provision for income taxes	6,912	34,008	11,906	65,244
Provision for income taxes	3,986	13,263	7,382	25,445

Net income	$2,926	$20,745	$4,524	$39,799

Diluted net income per common share	$0.03	$0.23	$0.05	$0.43

Diluted common shares outstanding	87,960	91,191	87,643	92,449

			As of
			June 30,	December 31,
			2009	2008
Cash and cash equivalents			$124,357	$90,566
Accounts receivable, net of allowance			260,157	282,093
Other			31,439	24,198

Current assets			415,953	396,857
Long-term assets			392,149	399,035

Total assets			$808,102	$795,892

Current liabilities			$166,799	$173,147
Other			28,502	31,275
Stockholders' equity			612,801	591,470

Total liabilities and stockholders' equity			$808,102	$795,892

Working capital			$249,154	$223,710

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MPS Group Announces Second Quarter 2009 Results

July 29, 2009

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
EBITDA	$11,003	$40,345	$21,899	$77,883
Depreciation and intangibles amortization	4,226	5,524	9,021	11,095

Operating income	6,777	34,821	12,878	66,788
Other income (expense), net	135	(813)	(972)	(1,544)

Income before provision for income taxes	6,912	34,008	11,906	65,244
Provision for income taxes	3,986	13,263	7,382	25,445

Net income	$2,926	$20,745	$4,524	$39,799

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding
Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
		MPS	N. American	International
		Group	Businesses	Businesses
Revenue growth rate 2Q2008 to 2Q2009, excluding acquisitions and the effects of changes in foreign currency exchange rates		-22.7%	-23.7%	-21.2%
Revenue growth rate contributed from acquisitions		1.1%	1.5%	0.4%
Revenue growth rate contributed from effects of changes in currency		-7.5%	-0.4%	-17.4%

GAAP revenue growth rate 2Q2008 to 2Q2009		-29.1%	-22.6%	-38.2%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates
	Professional	IT	Professional	IT
	N. American	N. American	International	International
Revenue growth rate 2Q2008 to 2Q2009, excluding acquisitions and the effects of changes in foreign currency exchange rates	-25.8%	-21.3%	-14.6%	-32.3%
Revenue growth rate contributed from acquisitions	2.3%	0.6%	—	1.2%
Revenue growth rate contributed from effects of changes in currency	—	-0.8%	-19.0%	-14.8%

GAAP revenue growth rate 2Q2008 to 2Q2009	-23.5%	-21.5%	-33.6%	-45.9%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding the Effects of Changes in Foreign Currency Exchange Rates
	MPS	International	IT	Professional
	Group	Businesses	International	International
Revenue growth rate 1Q2009 to 2Q2009, excluding the effects of changes in foreign currency exchange rates	-4.9%	-5.2%	-7.1%	-4.3%
Revenue growth rate contributed from effects of changes in currency	2.2%	6.2%	5.8%	6.4%

GAAP revenue growth rate 1Q2009 to 2Q2009	-2.7%	1.0%	-1.3%	2.1%

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